Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East Suite 2400 Los Angeles, CA 90067-3010

June 5, 2026

Xos, Inc.

3550 Tyburn Street

Los Angeles, California 90065

Ladies and Gentlemen:

We have acted as counsel to Xos, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement, dated June 4, 2026 (the “Prospectus Supplement”), to the prospectus, dated June 8, 2023, included as part of a registration statement (the “Registration Statement”) on Form S-3 (No. 333-272284) relating to the offer and sale of 1,090,910 shares of common stock, par value $0.0001 per share (the “Shares”), pursuant to the terms of the Placement Agency Agreement, dated June 4, 2026 (the “Placement Agency Agreement”), by and between Roth Capital Partners, LLC, and the Company. The Shares are to be sold by the Company pursuant to the terms of the Securities Purchase Agreement, dated June 4, 2026 (the “Securities Purchase Agreement”), among the Company and each of the purchasers named therein.

As such counsel, we have participated in the preparation of the Prospectus Supplement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the amended and restated certificate of incorporation of the Company as in effect on the date hereof and as amended to date; (ii) the bylaws of the Company, as in effect on the date hereof and as amended to date; (iii) resolutions of the Board of Directors of the Company; (iv) the Placement Agency Agreement; (v) the Securities Purchase Agreement; (vi) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; (vii) the Prospectus Supplement, including any documents incorporated by reference therein; and (viii) such other certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinions hereafter expressed.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Securities Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company with the Commission on June 5, 2026, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement, and we further consent to the incorporation of this opinion by reference into the Registration Statement and Prospectus Supplement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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